Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GameStop Corp.
Grapevine, Texas
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-128960, S-3ASR 333-133171, S-8 333-82652, S-8 333-126154, S-8 333-144777 and S-8 333-164697 of GameStop Corp. of our reports dated March 30, 2011, relating to the consolidated financial statements and financial statement schedule and the effectiveness of GameStop Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas
March 30, 2011